SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2015

GRUBHUB INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36389	46-2908664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Washington Street, Suite 2100, Chicago, Illinois		60602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 585-7878

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 26, 2015, the Board of Directors of GrubHub Inc. (the “Company”) approved Wednesday, May 20, 2015 as the date of the 2015 annual meeting of stockholders (the “2015 Annual Meeting”).

Stockholders who wish to present a proposal under Rule 14a-8 under the Securities Exchange Act of 1934 (as amended) and have it considered for inclusion in the Company’s proxy materials for the 2015 Annual Meeting must submit such proposal in writing to the Secretary of the Company no later than Friday, February 20, 2015 and must otherwise comply with Securities and Exchange Commission requirements relating to stockholder proposals.

If a stockholder intends to nominate a person for election to the Board of Directors or propose other business to be considered at the 2015 Annual Meeting, the stockholder must deliver notice of such nomination or proposal to the Company’s Secretary no later than Friday, February 20, 2015 and must otherwise comply with the requirements of the Company’s Amended and Restated By-Laws.

Notices should be sent in writing to Margo Drucker, Secretary, GrubHub Inc., 111 W. Washington Street, Suite 2100, Chicago, IL 60602.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRUBHUB INC.

Date: January 26, 2015	By:	/s/ MARGO DRUCKER
Name: Margo Drucker Title: SVP, General Counsel and Secretary